As filed with the Securities and Exchange Commission on March 4, 2020
Registration No. 333-223504

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3630	34-1505819
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124-4069
(440) 229-5151
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John D. Neumann, Esq.
Vice President, General Counsel and Secretary
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124-4069
(440) 229-5151
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Andrew C. Thomas, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-3939

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☑	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)         ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus contained in the Post-effective Amendment No. 2 (this “Post-Effective Amendment”), to the Registration Statement on Form S-4 filed by the Company on March 7, 2018 (Registration No. 333-223504) and declared effective on March 28, 2018, and as further amended by the Post-effective Amendment No. 1, declared effective on March 25, 2019 (as amended, the “Previous Registration Statement”), is a combined prospectus relating to up to 100,000 shares of securities registered and remaining unsold under the Previous Registration Statement.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be exchanged until the post-effective amendment to the registration statement, of which this prospectus forms a part, filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED March 4, 2020

PROSPECTUS

OFFER BY SELLING STOCKHOLDER
TO EXCHANGE UP TO 100,000 SHARES OF
CLASS A COMMON STOCK
FOR 100,000 SHARES OF
CLASS B COMMON STOCK
OF
NACCO INDUSTRIES, INC.

Under the terms of NACCO Industries, Inc.’s restated certificate of incorporation, which we refer to as the certificate of incorporation, and an amended and restated stockholders’ agreement, dated as of September 29, 2017, which we refer to as the stockholders’ agreement, shares of our Class B common stock, par value $1.00 per share, which we refer to as Class B Common, are generally not transferable except to persons who are permitted transferees as specified in those documents. In accordance with those documents, parties to the stockholders’ agreement may transfer shares of Class B Common to the selling stockholder for shares of our Class A common stock, par value $1.00 per share, which we refer to as Class A Common, on a share-for-share basis. As a result, the selling stockholder named in this prospectus is offering to transfer from time to time up to 100,000 shares of our Class A Common under this prospectus on a share-for-share basis, upon receipt, from time to time of shares of our Class B Common from holders of Class B Common that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholder pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in the selling stockholder transferring one share of Class A Common for each share of Class B Common transferred to the selling stockholder. We will not receive any proceeds from these transactions.
Our Class A Common is listed on the New York Stock Exchange under the symbol “NC.” On March 3, 2020, the last sale price of our Class A Common as reported by the New York Stock Exchange was $39.87 per share. Our Class B Common is not publicly traded. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share.
Persons who receive shares of Class A Common from the selling stockholder may resell those shares of Class A Common in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act of 1933, or the Securities Act, except that the six-month holding period requirement of Rule 144 will not apply.
Please consider carefully the “Risk Factors” beginning on page 3 for a discussion of risks you should consider prior to tendering your shares of Class B Common for exchange.
Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2020.

     You should rely only on the information contained in this prospectus and in the reports and other information that we file with the SEC. We have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

i

WHERE YOU CAN FIND MORE INFORMATION
We have filed this prospectus as part of a registration statement on Form S-4 with the SEC under the Securities Act. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of those documents’ material terms. If you want a complete description of the contents of those documents, you should obtain the documents yourself by following the procedures described below.
We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding us that is filed electronically with the SEC. The address of the site is: http://www.sec.gov. In addition, we make our annual and quarterly reports and other information that we file with the SEC available on our website. The address of our website is http://www.nacco.com. However, other than the information incorporated into this document by reference, the information on our website and the SEC’s website is not a part of this prospectus, and you should rely only on the information contained in or incorporated by reference into this prospectus when making a decision to exchange shares of Class B Common for shares of Class A Common.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this exchange offer is completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on February 13, 2020 (Item 5.02 and Item 8.01); and

•	the description of our Class A Common contained in the registration statement on Form 8-B filed June 6, 1986, including any subsequently filed amendments and reports updating such description.
We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

     We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of the person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for copies of those documents should be directed to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, OH 44124-4069, Attention: Secretary, telephone (440) 229-5151. To obtain timely delivery, you must request the information no later than five business days before the date you intend to elect to exchange shares of Class B Common.

ii

SUMMARY
     This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth elsewhere in this prospectus.

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed under “Risk Factors” and elsewhere in this prospectus. Investors should consider carefully the information set forth under the heading “Risk Factors” on page 3 and “Cautionary Notice Regarding Forward-Looking Statements” on page 3. In this prospectus, the terms “NACCO,” “the Company,” “we,” “us” and “our” refer to NACCO Industries, Inc.
NACCO
NACCO Industries, Inc.® is the public holding company for The North American Coal Corporation®.  NACCO was incorporated as a Delaware corporation in 1986 in connection with the formation of a holding company structure for a predecessor corporation organized in 1913. The Company and its wholly-owned subsidiaries operate in the mining and natural resources industries through three operating segments: Coal Mining, North American Mining (“NAMining”) and Minerals Management.
The Coal Mining segment operates surface coal mines under long-term contracts with power generation companies and activated carbon producers pursuant to a service-based business model. The NAMining segment provides value-added contract mining and other services for producers of aggregates, lithium and other minerals. The Minerals Management segment promotes the development of the Company’s oil, gas and coal reserves, generating income primarily from royalty-based lease payments from third parties.
The Company also has costs not directly attributable to a reportable segment which are not included as part of the measurement of segment operating profit, primarily administrative costs related to public company reporting requirements, the financial results of the Company’s mitigation banking business, Mitigation Resources of North America® (“MRNA”), and Bellaire Corporation (“Bellaire”). MRNA generates and sells stream and wetland mitigation credits (known as mitigation banking) and provides services to those engaged in permittee-responsible stream and wetland mitigation. Bellaire manages the Company’s long-term liabilities related to former Eastern U.S. underground mining activities.
Our principal executive offices are located at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, and our telephone number is (440) 229-5151.
The Exchange Offer
The selling stockholder named in this prospectus is offering to transfer from time to time up to 100,000 shares of our Class A Common on a share-for-share basis, upon receipt, from time to time of shares of our Class B Common from holders of Class B Common that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholder pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in the selling stockholder transferring one share of Class A Common for each share of Class B Common transferred to the selling stockholder. See “Selling Stockholder” beginning on page 4.
As of February 27, 2020, the participating stockholders under the stockholders’ agreement beneficially owned 98.36% of the Class B Common issued and outstanding on that date. Holders of shares of Class B Common that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B Common that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B Common into shares of Class A Common on a one-for-one basis. Only holders of shares of Class B Common that are subject to the stockholders’ agreement may exchange their shares of Class B Common for shares of Class A Common pursuant to this prospectus.
In connection with the selling stockholder’s offer to exchange up to 100,000 shares of Class A Common, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware. See “The Exchange Offer-No Appraisal or Dissenters’ Rights” on page 14.
Material U.S. Federal Income Tax Consequences
Gain or loss will generally not be recognized by NACCO stockholders who exchange shares of their Class B Common for shares of Class A Common held by the selling stockholder. See “Material U.S. Federal Income Tax Consequences” beginning on page 15.

The tax consequences of an exchange will depend on the stockholder’s particular facts and circumstances. Persons acquiring shares of Class A Common by exchanging shares of their Class B Common with the selling stockholder are urged to consult their own tax advisors to fully understand the tax consequences to them of an exchange.
Summary Historical Consolidated Financial Data
As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, the Company is not required to provide this information.

RISK FACTORS
     Prospective investors in the shares of Class A Common offered hereby should consider carefully the following risk factors as well as the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated into this prospectus by reference, in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus and the documents incorporated into this prospectus by reference.
Risks Related to This Offering
     The voting power of holders of Class B Common who transfer their shares to the selling stockholder and receive shares of Class A Common will diminish.
Holders of Class B Common have ten votes per share of Class B Common, while holders of Class A Common have one vote per share of Class A Common. Holders of Class B Common who transfer their shares to the selling stockholder in exchange for shares of Class A Common will reduce their voting power.
     The voting power of the selling stockholder will increase if the selling stockholder exchanges its shares of Class A Common for shares of Class B Common in the exchange offer.
Holders of Class A Common and holders of Class B Common generally vote together on matters submitted to a vote of NACCO’s stockholders. Consequently, if holders of Class B Common transfer their shares of Class B Common to the selling stockholder, the voting power of the selling stockholder will increase. As of February 27, 2020, the selling stockholder collectively controlled 50.8% of the voting power of outstanding shares of NACCO’s Common based on the number of outstanding shares as of February 27, 2020. As of that date, there were 5,478,068 shares of Class A Common and 1,568,554 shares of Class B Common outstanding. As of February 27, 2020, if all shares of Class A Common offered by this prospectus were exchanged for shares of Class B Common, the selling stockholder would have controlled 55.1% of the voting power of outstanding shares of NACCO’s Common based on the number of total outstanding shares as of February 27, 2020, and 70.5% of outstanding Class B Common with respect to any class vote of the Class B Common.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that constitute “forward-looking statements.” These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties include, without limitation: (1) changes to or termination of a long-term mining contract, or a customer default under a contract, including any decision by Great River Energy to reduce operations or prematurely close the Coal Creek Station power plant, (2) changes in coal consumption patterns of U.S. electric power generators or the power industry that would affect demand for the Company's mineral reserves, (3) changes in tax laws or regulatory requirements, including changes in mining or power plant emission regulations and health, safety or environmental legislation, (4) changes in costs related to geological and geotechnical conditions, repairs and maintenance, new equipment and replacement parts, fuel or other similar items, (5) regulatory actions, changes in mining permit requirements or delays in obtaining mining permits that could affect deliveries to customers, (6) weather conditions, extended power plant outages, liquidity events or other events that would change the level of customers' coal or aggregates requirements, (7) weather or equipment problems that could affect deliveries to customers, (8) failure or delays by the Company's lessees in achieving expected production of natural gas and other hydrocarbons; the availability and cost of transportation and processing services in the areas where the Company's oil and gas reserves are located; federal and state legislative and regulatory initiatives relating to hydraulic fracturing; and the ability of lessees to obtain capital or financing needed for well development operations, (9) changes in the costs to reclaim mining areas, (10) costs to pursue and develop new mining and value-added service opportunities, (11) delays or reductions in coal or aggregates deliveries, (12) changes in the prices of hydrocarbons, particularly diesel fuel, natural gas and oil, (13) increased competition, including consolidation within the coal and aggregates industries, and (14) disruption from natural or human causes, including severe weather, accidents, fires, earthquakes, terrorist acts and epidemic or pandemic diseases, such as the coronavirus, any of which could result in suspension of operations or harm to people or the environment.

USE OF PROCEEDS
We will not receive any proceeds from the exchange of any shares by the selling stockholder.

SELLING STOCKHOLDER
     Class A Common Stock Beneficial Ownership Table for Selling Stockholder. The following table sets forth, as of February 27, 2020, certain information with respect to the selling stockholder, including:

•	the name of the selling stockholder;

•	the number of shares of Class A Common owned by the selling stockholder immediately prior to the exchange of shares offered by this prospectus;

•	the number of shares of Class A Common offered for exchange by the selling stockholder by this prospectus;

•
the number of shares of Class A Common owned and the percentage of ownership of Class A Common of the selling stockholder immediately following the exchange of shares offered by this prospectus based on the number of shares of Class A Common outstanding, and the number of shares of Class A Common owned by the selling stockholder, on February 27, 2020; and

•
the percentage of combined voting power of shares of Class A Common and Class B Common the selling stockholder would have immediately following the exchange of shares of Class A Common for Class B Common offered by this prospectus based on the number of shares of Class A Common and Class B Common outstanding, and the number of shares of Class A Common and Class B Common owned by the selling stockholder, on February 27, 2020.

A total of 100,000 shares of Class A Common is being offered by Alfred M. Rankin, Jr. pursuant to this prospectus. Mr. Rankin presently serves as the non-executive Chairman of the Company and, prior to September 30, 2017, was the Company’s Chairman, President and Chief Executive Officer. Because the selling stockholder or his revocable trust will offer to exchange the shares, both the selling stockholder and his trust are listed separately in the table below. However, the selling stockholder, together with his revocable trust, will only offer to exchange the number of shares of Class A Common listed above. In the table below, the disclosure of the beneficial ownership of shares for the selling stockholder reflects all Class A Common shares deemed to be beneficially owned by the selling stockholder (including those shares held in the selling stockholder’s revocable trust). The disclosure of the beneficial ownership of shares for the selling stockholder’s revocable trust includes only those shares held directly by the trust.
Because the selling stockholder may offer all, a portion or none of the Class A Common offered by this prospectus, we cannot assure you as to the number of shares of Class A Common or Class B Common that will be held by the selling stockholder immediately following the offering. The table below assumes that the beneficial ownership of Class A Common for the selling stockholder, including shares held directly and indirectly by the selling stockholder’s revocable trust, will decrease by an aggregate of the number of shares of Class A Common described above as a result of this offering and that the beneficial ownership of Class B Common for the selling stockholder, including shares held directly and indirectly by the selling stockholder’s revocable trust, will increase by the same number of shares of Class B Common. The table does not, however, account for any changes in each selling stockholder's beneficial ownership that may result from transactions not contemplated by this prospectus such as an acquisition or disposition of shares of Class A Common or Class B Common.

Name	Title of Class	Shares Beneficially Owned Before this Offering	Shares Offered Pursuant to this Offering	Shares Beneficially Owned After this Offering	Percentage of Class A Shares Owned After this Offering	Percentage of Combined Voting Power of Shares of Class A and Class B Common After this Offering
Alfred M. Rankin, Jr. (1)	Class A	686,496	100,000	586,496	10.71%	55.06%
Alfred M. Rankin, Jr., as Trustee of the Main Trust of Alfred M. Rankin Jr. created under the Agreement, dated September 28, 2000, as supplemented, amended and restated (the “Alfred Rankin Trust”)(1)	Class A	256,567	100,000	156,567	2.86%	11.81%

(1) With respect to Class A Common, Alfred M. Rankin, Jr.:

•	shares with his mother the power to vote and dispose of 9,600 shares pursuant to an agreement with his mother, creating a trust for the benefit of her grandchildren;

•	shares with PNC Bank, N.A. the power to vote and dispose of 18,625 shares held by the A.M. Rankin Sr. GST Trusts for the benefit of Alfred M. Rankin, Sr.’s grandchildren;

•	shares with Rankin Management, Inc. (“RMI”), and the other partners of Rankin Associates II, L.P. (“Associates”), the power to dispose of 338,295 shares held by the partnership;

•	has the sole power to vote and dispose of 256,567 shares held by the Alfred Rankin Trust;

•	has the sole power to vote and dispose of an additional 14,160 shares held by him directly in an individual retirement account;

•	has the sole power to vote and dispose of 34,936 shares held by the Victoire Rankin Trust, with himself as the trustee and for the benefit of his spouse; and

•	shares with his brother the power to vote and dispose of 14,313 shares held in trust for the benefit of that brother.
Mr. Rankin is a party to the stockholders’ agreement, as amended and restated on September 29, 2017, by and among NACCO, Mr. Rankin and the additional signatories that are parties thereto.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

Set forth in the following tables is the indicated information as of February 27, 2020 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our Directors, named executive officers and all of our executive officers and Directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Beatrice B. Taplin (1) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	39,654		399,218	(1)	438,872	(1)	8.01%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road Austin, Texas 78746	Class A	455,882	(2)	—		455,882	(2)	8.32%
FMR LLC (3) 245 Summer Street Boston, Massachusetts 02210	Class A	676,215	(3)	—		676,215	(3)	12.34%
Rankin Associates II, L.P. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	—		—		338,295	(4)	6.18%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	Class A	286,792	(5)	—		286,792	(5)	5.24%
Renaissance Technologies, LLC (6) 800 Third Avenue New York, NY 10022	Class A	337,895	(6)	1,149	(6)	339,044	(6)	6.19%
J.C. Butler, Jr. (7)	Class A	164,924	(7)	406,389	(7)	571,313	(7)	10.43%
John S. Dalrymple, III (8)	Class A	5,140		—		5,140		**
John P. Jumper (8)	Class A	13,087		—		13,087		**
Dennis W. LaBarre (8)	Class A	23,788		—		23,788		**
Timothy K. Light (8)	Class A	5,140		—		5,140		**
Michael S. Miller (8)	Class A	7,156		—		7,156		**
Richard de J. Osborne (8)	Class A	21,015		—		21,015		**
Lori J. Robinson (8)	Class A	506		—		506		**
Alfred M. Rankin, Jr. (8)	Class A	305,663	(9)	380,833	(9)	686,496	(9)	12.53%
Matthew M. Rankin (8)	Class A	16,789	(10)	340,225	(10)	357,014	(10)	6.52%
Roger F. Rankin (8)	Class A	—	(11)	351,287	(11)	351,287	(11)	6.41%
Britton T. Taplin (8)	Class A	46,003	(12)	410,975	(12)	456,978	(12)	8.34%
Carroll L. Dewing	Class A	8,217		—		8,217		**
John D. Neumann	Class A	7,760		103		7,863		**
All executive officers and Directors as a group (23 persons)	Class A	660,468	(13)	874,927	(13)	1,535,395	(13)	28.03%
** Less than 1.0%.

(1)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 13, 2020 reported that Beatrice B. Taplin may be deemed to beneficially own the shares of Class A Common reported above. Ms. Taplin may be deemed to share with the other members of Abigail II LLC voting and investment power over the 349,100 shares of Class A Common held by Abigail II LLC. Ms. Taplin disclaims beneficial ownership of 4,500 shares of Class A Common in excess of her pecuniary interest in Abigail II LLC.

(2)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2020 reported that Dimensional Fund Advisors LP (“Dimensional”) may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 449,954 shares of Class A Common owned by the Dimensional Funds and the sole power to invest 455,882 shares of Class A Common owned by the Dimensional Funds.

However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the SEC with respect to Class A Common on February 7, 2020 reported that FMR LLC may be deemed to beneficially own the shares of Class A Common reported above. FMR LLC possesses the sole power to vote 33,597 shares of Class A Common owned by FMR LLC and the sole power to dispose of 676,215 shares of Class A Common owned by FMR LLC.

(4)
A Schedule 13D/A filed with the SEC with respect to Class A Common on February 13, 2020 reported that Rankin Associates II, L.P. (“Associates”), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. (“RMI”), the general partner of Associates, may be deemed to be a “group” as defined under the Exchange Act that beneficially owns the 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates.

(5)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 5, 2020 reported that BlackRock, Inc. may be deemed to beneficially own the shares of Class A Common reported above. BlackRock, Inc. possesses the sole power to vote 279,938 shares of Class A Common owned by BlackRock, Inc. and the sole power to dispose of 286,792 shares of Class A Common owned by BlackRock, Inc.

(6)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2020 reported that Renaissance Technologies, LLC may be deemed to beneficially own the shares of Class A Common reported above. Renaissance Technologies, LLC possesses the sole power to vote 323,077 shares of Class A Common owned by Renaissance Technologies, LLC and the sole power to dispose of 337,895 shares of Class A Common owned by Renaissance Technologies, LLC.

(7)
As a result of J.C. Butler, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Butler may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Butler disclaims beneficial ownership of 330,234 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. In addition, Mr. Butler disclaims all interest in 8,010 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has sole power to vote and dispose of the shares.

(8)
Pursuant to our Non-Employee Directors’ Plan, each non-employee Director has the right to acquire additional shares of Class A Common within 60 days after February 28, 2020. The shares each non-employee Director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2020 by taking the amount of such Director’s quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such Director’s quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2020.

(9)
As a result of Alfred M. Rankin, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of 338,295 shares of Class A Common held by Associates. Mr. Rankin disclaims beneficial ownership of 413,697 shares of Class A Common held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Associates to the extent in excess of his pecuniary interest in each entity.

(10)
As a result of Matthew M. Rankin holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Rankin disclaims beneficial ownership of 329,406 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. Rankin may be deemed to share with his spouse voting and investment power over 722 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Matthew Rankin disclaims all interest in 1,208 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares.

(11)
As a result of Roger F. Rankin holding through his trust, of which he is a trustee, partnership interests in Associates, Mr. Roger Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Roger Rankin disclaims beneficial ownership of 332,481 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. Roger Rankin may be deemed to share with his spouse voting and investment power over 6,613 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Roger Rankin disclaims all interest in 6,379 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares.

(12)
Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin’s spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC and Abigail II LLC voting and investment power over 56,120 shares and 349,100 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively. Mr. Taplin disclaims beneficial ownership of 37,413 shares and 347,600 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively, in excess of his pecuniary interest in each entity. Mr. Taplin has pledged 46,003 shares of Class A Common.

(13)
The aggregate amount of Class A Common beneficially owned by all executive officers and Directors and the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Butler has disclaimed beneficial ownership in note (7) above; (ii) Mr. Alfred Rankin has disclaimed beneficial ownership in note (9) above; (iii) Mr. Matthew Rankin has disclaimed beneficial ownership in note (10) above; (iv) Mr. Roger Rankin has disclaimed beneficial ownership in note (11) above; and (v) Mr. Taplin has disclaimed beneficial ownership in note (12) above. As described in note (8) above, the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group as set forth in the table above does not include shares that the non-employee Directors have the right to acquire within 60 days after February 28, 2020 pursuant to the Non-Employee Directors’ Plan.

Class B Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Clara Taplin Rankin, et al. (1) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		1,542,757	(1)	98.36%
Rankin Associates I, L.P. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		472,371	(2)	30.12%
Rankin Associates IV, L.P. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		400,000	(3)	25.50%
J.C. Butler, Jr. (4)	Class B	—		881,566	(4)	881,566	(4)	56.20%
John S. Dalrymple, III	Class B	—		—		—		—%
John P. Jumper	Class B	—		—		—		—%
Dennis W. LaBarre	Class B	—		—		—		—%
Timothy K. Light	Class B	—		—		—		—%
Michael S. Miller	Class B	—		—		—		—%
Richard de J. Osborne	Class B	—		—		—		—%
Alfred M. Rankin, Jr. (5)	Class B	134,209		872,371	(5)	1,006,580	(5)	64.17%
Matthew M. Rankin	Class B	—		—		—		—%
Roger F. Rankin (6)	Class B	193,586		872,371	(6)	1,065,957	(6)	67.96%
Lori J. Robinson	Class B	—		—		—		—%
Britton T. Taplin	Class B	—		—		—		—%
Carroll L. Dewing	Class B	—		—		—		—%
John D. Neumann	Class B	—		—		—		—%
All executive officers and Directors as a group (23 persons)	Class B	327,795	(7)	881,566	(7)	1,209,361	(7)	77.10%
** Less than 1.0%.

(1)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 13, 2020 (“the Stockholders’ 13D”) reported that, except for NACCO, including in its capacity as depository, the signatories to the stockholders’ agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders’ agreement, which is an aggregate of 1,542,757 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders’ agreement constituted 98.36% of the Class B Common outstanding on February 27, 2020 or 72.90% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B Common.

(2)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 13, 2018 reported that Rankin Associates I, L.P. (“Rankin I”) and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders’13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(3)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 13, 2018 reported that Rankin Associates IV, L.P. (“Rankin IV”) and the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders’ 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(4)
J.C. Butler, Jr.’s spouse is a member of Rankin I and Rankin IV; therefore, Mr. Butler may be deemed to share beneficial ownership of 872,371 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler’s spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all Class B Common shares held by Rankin I, Rankin IV and his spouse’s personal trusts. The Stockholders’ 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders’ agreement.

(5)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act. Mr. Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 856,620 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in the entities. The Stockholders’ 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders’ agreement.

(6)
Roger F. Rankin may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act. Mr. Roger Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. Roger Rankin disclaims beneficial ownership of 782,482 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in the entities. The Stockholders’ 13D reported that the Class B Common beneficially owned by Roger F. Rankin is subject to the stockholders’ agreement.

(7)
The aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class B Common of which: Mr. Butler has disclaimed beneficial ownership in note (4) above; Mr. Alfred Rankin has disclaimed beneficial ownership in note (5) above; and Mr. Roger Rankin has disclaimed beneficial ownership in note (6) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin and a nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., the President and Chief Executive Officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. Roger F. Rankin is the brother of Alfred M. Rankin, Jr. Matthew M. Rankin is the grandson of Clara Taplin Rankin and the nephew of Alfred M. Rankin, Jr. The combined beneficial ownership of such foregoing persons equals 1,497,975 shares, or 27.35%, of the Class A Common and 1,236,671 shares, or 78.84%, of the Class B Common outstanding on February 27, 2020. The combined beneficial ownership of all our Directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,625,167 shares, or 29.67%, of the Class A Common and 1,236,671 shares, or 78.84%, of the Class B Common outstanding on February 27, 2020. Such shares of Class A Common and Class B Common together represent 66.11% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

ADDITIONAL INFORMATION REGARDING SELLING STOCKHOLDER
The following table sets forth, as of February 27, 2020, certain additional information with respect to the selling stockholder, including:

•	the name of the selling stockholder;

•	the number of shares of Class B Common owned by the selling stockholder immediately prior to the exchange of Class A Common offered by this prospectus;

•
the number of shares of Class B Common owned and the percentage of ownership of Class B Common of the selling stockholder immediately following the exchange of Class A Common offered by this prospectus based on the number of shares of Class B Common outstanding, and the number of shares of Class B Common owned by the selling stockholder, on February 27, 2020; and

•
the percentage of combined voting power of shares of Class A Common and Class B Common the selling stockholder would have immediately following the exchange of shares of Class A Common for Class B Common offered by this prospectus based on the number of shares of Class A Common and Class B Common outstanding, and the number of shares of Class A Common and Class B Common owned by the selling stockholder, on February 27, 2020.

A total of 100,000 shares of Class A Common is being offered by Alfred M. Rankin, Jr. pursuant to this prospectus. Mr. Rankin presently serves as the non-executive Chairman of the Company and, prior to September 30, 2017, was the Company’s Chairman, President and Chief Executive Officer. Because the selling stockholder or his revocable trust will offer to exchange the shares, both the selling stockholder and his trust are listed separately in the table below. However, the selling stockholder, together with his revocable trust, will only offer to exchange the number of shares of Class A Common listed on page 4. In the table below, the disclosure of the beneficial ownership of shares for the selling stockholder reflects all Class B Common shares deemed to be beneficially owned by the selling stockholder (including those shares held in the selling stockholder’s revocable trust). The disclosure of the beneficial ownership of shares for the selling stockholder’s revocable trust includes only those shares held directly by the trust.
Because the selling stockholder may offer all, a portion or none of the Class A Common offered by this prospectus, we cannot assure you as to the number of shares of Class A Common or Class B Common that will be held by the selling stockholder immediately following the offering. The table below assumes that the beneficial ownership of Class A Common for the selling stockholder, including shares held directly and indirectly by the selling stockholder’s revocable trust, will decrease by an aggregate of the number of shares of Class A Common described above under “Selling Stockholders” as a result of this offering and that the beneficial ownership of Class B Common for the selling stockholder, including shares of Class B Common held directly and indirectly by the selling stockholder’s revocable trust, will increase by the same number of shares of Class B Common. The table does not, however, account for any changes in the selling stockholder’s beneficial ownership that may result from transactions not contemplated by this prospectus such as an acquisition or disposition of shares of Class A Common or Class B Common.

Name	Title of Class	Shares Beneficially Owned Before this Offering	Shares Beneficially Owned After this Offering	Percentage of Class B Shares Owned After this Offering	Percentage of Combined Voting Power of Shares of Class A and Class B Common After this Offering
Alfred M. Rankin, Jr. (1)	Class B	1,006,580	1,106,580	70.55%	55.06%
Alfred Rankin Trust (1)	Class B	134,209	234,209	14.93%	11.81%

(1) With respect to Class B Common, Alfred M. Rankin, Jr.:

•	has the sole power to vote and dispose of 134,209 shares held by the Alfred Rankin Trust;

•
shares the power to vote 472,371 shares of Class B Common held by Rankin Associates I, L.P (“Rankin I”) with the other general partners of Rankin I and shares the power to dispose of 472,371 shares of Class B Common held by Rankin I with the other partners of Rankin I; and

•
shares the power to vote 400,000 shares of Class B Common held by Rankin Associates IV, L.P. (“Rankin IV”) with the other general partners of Rankin IV and shares the power to dispose of 400,000 shares of Class B Common held by Rankin IV with the other partners of Rankin IV.

Mr. Rankin is a party to the stockholders’ agreement, as amended and restated on September 29, 2017, by and among NACCO, Mr. Rankin and the additional signatories that are parties thereto.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
Under the terms of NACCO’s certificate of incorporation and stockholders’ agreement, shares of Class B Common are not generally transferable. Pursuant to the terms of the stockholders’ agreement, to which the selling stockholder is a party, and NACCO’s certificate of incorporation, however, qualifying holders of Class B Common may transfer shares of Class B Common to the selling stockholder in exchange for shares of Class A Common, on a share-for-share basis. The selling stockholder is offering to exchange up to 100,000 shares of Class A Common with qualifying holders of Class B Common. The selling stockholder may offer to exchange any or all of the shares of Class A Common covered by this prospectus from time to time in varying amounts.
In order to be a qualifying holder of Class B Common for purposes of this prospectus, the holder must be a party to the stockholders’ agreement and must be permitted to transfer shares of Class B Common to the selling stockholder under NACCO’s certificate of incorporation and the stockholders’ agreement. As of February 27, 2020, the participating stockholders under the stockholders’ agreement beneficially owned 98.36% of the Class B Common issued and outstanding on that date. Holders of shares of Class B Common that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B Common that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B Common into shares of Class A Common on a one-for-one basis. Only holders of shares of Class B Common that are subject to the stockholders’ agreement may exchange their shares of Class B Common for shares of Class A Common pursuant to this prospectus. In connection with any exchange of Class B Common to the selling stockholder, we may require from each holder of Class B Common documents that evidence the permitted nature of the exchange under NACCO’s certificate of incorporation.
The Class A Common offered for exchange by the selling stockholder is entitled to one vote per share. The Class B Common that will be transferred by qualifying holders to the selling stockholder is entitled to ten votes per share.
Persons who receive shares of Class A Common from the selling stockholder may resell those shares of Class A Common in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act, except that the six-month holding period requirement of Rule 144 will not apply.
Any broker-dealers, agents or underwriters that participate in the distribution of the shares of Class A Common may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A Common by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of specific states, sales of shares of Class A Common covered by this prospectus to qualifying holders of Class B Common in some states may be made only through broker-dealers who are registered or licensed in those states.
We have been advised by the selling stockholder that he has not, as of the date of this prospectus, entered into any arrangement with an agent, broker-dealer or underwriter for the sale of the shares of Class A Common covered by this prospectus owned by him.
Agents, broker-dealers and underwriters involved in the transactions contemplated by this prospectus may engage in transactions with, and perform investment banking and advisory services for, us.
Agents, broker-dealers and underwriters may be entitled under agreements entered into with us and the selling stockholder to indemnification by us and the selling stockholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which those agents, broker-dealers or underwriters may be required to make.
Accounting Treatment
For accounting purposes, we will recognize no gain or loss as a result of the exchange by holders of shares of Class B Common for shares of Class A Common pursuant to this prospectus.
No Appraisal or Dissenters’ Rights
In connection with the selling stockholder’s offer to exchange up to 100,000 shares of Class A Common, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following sets forth the material U.S. federal income tax consequences of an exchange by holders of shares of Class B Common of NACCO for shares of Class A Common of NACCO pursuant to this prospectus. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of an exchange. Persons acquiring shares of Class A Common by exchanging shares of their Class B Common with the selling stockholder are urged to consult their tax advisors regarding the tax consequences of an exchange to them, including the effects of U.S. federal, state, local, foreign and other tax laws.
     Tax Consequences of an Exchange
Subject to the following assumptions, limitations and qualifications, in the opinion of Jones Day, counsel to NACCO, for U.S. federal income tax purposes:

•	gain or loss will generally not be recognized by the holders of shares of Class B Common upon the exchange of their shares of Class B Common for shares of Class A Common pursuant to this prospectus;

•
the aggregate adjusted tax basis of the shares of Class A Common received in an exchange for shares of Class B Common pursuant to this prospectus will be equal to the aggregate adjusted basis of the shares of Class B Common exchanged for those shares of Class A Common; and

•
the holding period of the shares of Class A Common received in an exchange for shares of Class B Common pursuant to this prospectus will include the holding period of the holder’s shares of Class B Common exchanged for that Class A Common.

     Considerations with Respect to Discussion and Tax Opinion
The tax opinion of Jones Day is and will be subject to the following assumptions, limitations and qualifications:
The opinion addresses only the specified material U.S. federal income tax consequences of an exchange. It does not address any state, local or foreign tax consequences of an exchange.
The opinion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation, (1) certain U.S. expatriates, (2) stockholders that hold NACCO Class A or Class B Common as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment, (3) financial institutions, (4) tax-exempt entities, (5) insurance companies, (6) dealers in securities or foreign currency, (7) traders that mark-to-market, (8) stockholders who acquired their shares of Class B Common through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, and (9) foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States.
The opinion does not address the tax consequences of any transaction other than an exchange pursuant to this prospectus.
The opinion is based upon the United States Internal Revenue Code of 1986, Treasury regulations, administrative rulings and judicial decisions all in effect as of February 27, 2020, all of which are subject to change, possibly with retroactive effect, and which are subject to differing interpretations. Jones Day assumes no obligation to advise NACCO or the holders of Class B Common of such changes.
The opinion assumes that holders of Class B Common hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.
The opinion assumes that each exchange of Class B Common for Class A Common will be consummated in accordance with the descriptions contained in this prospectus.
The opinion assumes that the fair market value of the Class A Common to be received in any exchange and the fair market value of the Class B Common to be delivered in any exchange will be approximately equal in value.
The opinion assumes that none of the Class B Common transferred to any selling stockholder in any exchange will be subject to a liability, and no selling stockholder that is a party to any exchange will assume any liabilities of a holder of Class B Common in connection with the exchange.
The opinion assumes that NACCO and the holders of Class B Common who transfer their shares pursuant to an exchange will each pay their respective expenses, if any, incurred in connection with an exchange.
The opinion assumes that the representations contained in a tax certification letter addressed to Jones Day from NACCO, as well as the assumptions set forth in the preceding paragraphs, are accurate at all material times, including the date of any exchange pursuant to this prospectus. The representations contained in the tax certification letter are statements of fact material to the determination as to whether gain or loss will be recognized as a result of an exchange.
The opinion of Jones Day is not binding on the Internal Revenue Service and does not preclude it from adopting a contrary position. In addition, if any of the representations or assumptions upon which the discussion and opinion rely are inconsistent with the actual facts, the conclusions reached therein could be adversely affected.

LEGAL MATTERS
The validity of the shares of Class A Common offered for exchange hereby has been passed upon for NACCO by John D. Neumann, its Vice President, General Counsel and Secretary. Mr. Neumann beneficially owned 7,863 shares of our Class A Common as of February 27, 2020.

EXPERTS

The consolidated financial statements of NACCO Industries, Inc. and Subsidiaries appearing in NACCO Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein) and the effectiveness of NACCO Industries Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and NACCO Industries, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.
The Company’s Amended and Restated By-laws provide in Article VI that the Company will indemnify its directors, officers and employees and each person who is or was serving at the request of the Company as a director, officer, employee or agent, or as an administrator or fiduciary with respect to any employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

II - I

Item 21. Exhibits and Financial Statement Schedules.
     (a) Exhibits. The following Exhibits are filed herewith and made a part hereof:

Exhibit
Number	Description of Document
3.1(i)
Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

3.1(ii)
Amended and Restated By-laws of the Company are incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed by the Company on December 18, 2014, Commission File Number 1-9172.

4.1
Amended and Restated Stockholders' Agreement, dated as of September 29, 2017, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K, filed by the Company on October 5, 2017, Commission File Number 1-9172.

5.1*	Opinion of John D. Neumann, Esq. as to the validity of the securities being offered.
8.1*	Opinion of Jones Day as to tax matters.
23.1*	Consent of John D. Neumann, Esq. (included in Exhibit 5.1).
23.2	Consent of Ernst and Young LLP.
23.3*	Consent of Jones Day (included in Exhibit 8.1).
24.1	Power of attorney of J.C. Butler, Jr.
24.2	Power of attorney of John S. Dalrymple, III.
24.3	Power of attorney of John P. Jumper.
24.4	Power of attorney of Dennis W. LaBarre.
24.5	Power of attorney of Timothy K. Light.
24.6	Power of attorney of Michael S. Miller.
24.7	Power of attorney of Richard de J. Osborne.
24.8	Power of attorney of Alfred M. Rankin, Jr.
24.9	Power of attorney of Matthew M. Rankin.
24.10	Power of attorney of Roger F. Rankin
24.11	Power of attorney of Lori J. Robinson
24.12	Power of attorney of Britton T. Taplin.
* Previously filed

(b)	Financial Statement Schedules.
None.

(c)	Report, Opinion or Appraisal.
None.

Item. 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation

II - II

from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II - III

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 4, 2020.

NACCO INDUSTRIES, INC.
By:	/s/ Matthew J. Dilluvio
Matthew J. Dilluvio
Associate Counsel and Assistant Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	President and Chief Executive Officer, Director	March 4, 2020
J.C. Butler, Jr.	(principal executive officer)

/s/ Elizabeth I. Loveman	Vice President and Controller	March 4, 2020
Elizabeth I. Loveman	(principal financial and accounting officer)

*
John S. Dalrymple, III	Director	March 4, 2020

*
John P. Jumper	Director	March 4, 2020

*
Dennis W. LaBarre	Director	March 4, 2020

*
Timothy K. Light	Director	March 4, 2020

*
Michael S. Miller	Director	March 4, 2020

*
Richard de J. Osborne	Director	March 4, 2020

*
Alfred M. Rankin, Jr.	Chairman	March 4, 2020

*
Matthew M. Rankin	Director	March 4, 2020

*
Roger F. Rankin	Director	March 4, 2020

*
Lori J. Robinson	Director	March 4, 2020

*
Britton T. Taplin	Director	March 4, 2020

* Matthew J. Dilluvio, by signing his name hereto, does hereby sign and execute this registration statement pursuant to the power of attorney executed by the above-named officers and directors of the Company and filed with the Securities and Exchange Commission.

/s/ Matthew J. Dilluvio
Matthew J. Dilluvio	March 4, 2020
Attorney-in-Fact

II - IV